                                                                    EXHIBIT 19.1

                       STATEMENT TO CERTIFICATEHOLDERS
                    NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant to the Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

Month                                                                                                          Jan-98
     Collection Period                                                                                         01-Dec-97
     Determination Date                                                                                        12-Jan-98
     Deposit Date                                                                                              14-Jan-98
     Distribution Date                                                                                         15-Jan-98

POOL BALANCE
     Pool Balance on the close of the last day of the Collection Period (Record Date)                     129,710,979.08
     Pool Factor                                                                                               58.11577%
     Ending Pool Balance (per $1,000 certificate)                                                                 581.16
     Liquidation Proceeds                                                                                     184,762.57
     Purchase Amounts                                                                                                 --

AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
     Interest Payments:
     Monthly Interest Payment                                                                                       2.89
     Carry-Over Monthly Interest Payment                                                                              --
     Total Interest Payment                                                                                         2.89

     Principal Payments:
     Monthly Principal Payment                                                                                     11.87
     Carry-Over Monthly Principal Payment                                                                             --
     Total Principal Payment                                                                                       11.87

     Servicing Fee:
     Servicing Fee                                                                                                  0.37
     Carry-Over Monthly Servicing Fee                                                                                 --
     Total Servicing Fee                                                                                            0.37

SURETY BOND
     Surety Bond Amount for the current Distribution Date                                                  33,090,132.38
     Surety Bond Amount as a % of the Pool Balance                                                             25.51066%

                        MONTHLY SERVICERS CERTIFICATE
                     NATIONSCREDIT GRANTOR TRUST 1996 - 1

     Pursuant to the Pooling and Servicing Agreement, dated as of January 31, 1996 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

Month                                                                                                            Jan-98
     Collection Period                                                                                         1-Dec-97
     Determination Date                                                                                       12-Jan-98
     Deposit Date                                                                                             14-Jan-98
     Distribution Date                                                                                        15-Jan-98

POOL BALANCE
     Pool Balance on the close of the last day of the preceding Collections Period                       132,360,529.52
     Principal Collections                                                                                 2,205,480.84
     Purchase Amounts Allocable to Principal                                                                         --
     Defaulted Receivables                                                                                   444,069.60
     Pool Balance on the close of the last day of the Collection Period                                  129,710,979.08

     Original Pool Balance                                                                               233,194,105.12

     Pool Factor                                                                                              58.11577%

     Preference Amounts                                                                                              --

     Certificate Pass-Through Rate                                                                                5.85%
     Servicing Fee Rate                                                                                           0.75%

AVAILABLE INTEREST
     Collections allocable to interest                                                                     1,167,736.42
     Liquidation Proceeds                                                                                    184,762.57
     Purchase Amounts allocable to interest                                                                          --
     Total Interest                                                                                        1,352,498.99

AVAILABLE PRINCIPAL
     Collections allocable to principal                                                                    2,205,480.84
     Purchase Amounts allocable to principal                                                                         --
     Total Principal                                                                                       2,205,480.84

AVAILABLE FUNDS
     Collections allocable to interest                                                                     1,167,736.42
     Liquidation Proceeds                                                                                    184,762.57
     Purchase Amounts allocable to interest                                                                          --
     Collections allocable to principal                                                                    2,205,480.84
     Purchase Amounts allocable to principal                                                                         --
     Total Available Funds                                                                                 3,557,979.83

DEPOSIT TO THE CERTIFICATE ACCOUNT
     Available Funds allocable to interest                                                                 1,352,498.99
     Available Funds allocable to principal                                                                2,205,480.84
     Reserve Account Interest Withdrawal                                                                             --
     Surety Interest Drawing                                                                                         --
     Reserve Account Preference Withdrawal                                                                           --
     Surety Preference Withdrawal                                                                                    --
     Reserve Account Principal Withdrawal                                                                            --
     Surety Principal Drawing                                                                                        --
     Total Deposit to the Certificate Account                                                              3,557,979,83

INTEREST PAYMENT
     Monthly Interest Payment                                                                 645,257.58
     Carry-Over Monthly Interest                                                                      --
     Total                                                                                    645,257,58

PRINCIPAL PAYMENT
     Monthly Principal Payment                                                              2,649,550.44
     Carry-Over Monthly Principal                                                                     --
     Total                                                                                  2,649,550.44

SERVICING FEE

     Servicing Fee                                                                             82,725.33
     Carry-Over Monthly Servicing Fee                                                                 --
     Total                                                                                     82,725.33

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
     Interest distributions                                                                   645,257.58
     Principal distribution                                                                 2,649,550.44
     Preference Amounts
     Servicing Fee distribution                                                                82,725.33
     Distributions to the Surety Bond Provider                                                 13,236.05
     Distributions to the Reserve Account                                                             --
     Distributions to the Seller                                                              167,210.42

     Carry-Over Monthly Interest to the next Distribution Date                                        --
     Carry-Over Monthly Principal to the next Distributions Date                                      --
     Carry-Over Monthly Servicing Fee to the next Distribution Date                                   --

RESERVE ACCOUNT
     Reserve Account Balance as of the end of the preceding Collection                      6,618,026.48
     Earnings from investments on the Reserve Account                                          28,350.41
     Reserve Account Interest Withdrawal                                                              --
     Reserve Account Preference Withdrawal                                                            --
     Reserve Account Principal Withdrawal                                                             --
     Deposits to the Reserve Account                                                                  --
     Reserve Account Balance                                                                6,646,376.89
     Distributions of any excess amounts on deposit in the Reserve                            160,827.94
     Ending Reserve Account Balance                                                         6,485,548.95
     Reserve Account Balance as a % of the Pool Balance                                            5.00%
     Specified Reserve Account Requirement                                                  6,485,548.95
     Amount needed to fully fund Reserve Account                                                      --

SURETY BOND
     Required Surety Bond Amount (25% of the Pool Balance)                                 33,090,132.38
     Surety Bond amount on the previous Distribution Date                                  33,770,856.28
     Payments made with respect Surety Principal Draws                                                --
     Payments received with respect to unreimbursed Surety Principal                                  --
     Surety Bond Amount for the current Distribution Date                                  33,090,132.38
     Total Surety Interest Draws                                                                      --
     Total Surety Principal Draws                                                                     --
     Total Surety Preference Draws                                                                    --
     Total Draws                                                                                      --
     Surety Bond Fee                                                                           13,236.05
     Total unreimbursed Surety Interest Draws                                                         --
     Total unreimbursed Surety Principal Draws                                                        --
     Total unreimbursed Surety Preference Draws                                                       --
     Amount Owed to Surety Bond Provider                                                       13,236.05
     Surety Bond Fee Paid                                                                      13,236.05
     Total payments for Surety Interest Draws                                                         --
     Total payments for  Surety Principal Draws                                                       --
     Total payments for  Surety Preference Draws                                                      --
     Payments made to the Surety Bond Provider                                                 13,236.05
     Surety Bond Fee Outstanding                                                                      --
     Remaining unreimbursed Surety Interest Draws                                                     --
     Remaining unreimbursed Surety Principal Draws                                                    --
     Remaining unreimbursed Surety Preference Draws                                                   --
     Remaining Amounts Owed to the Surety Bond Provider                                               --

NET CREDIT LOSS RATIO
     Net Credit Losses                                                                                259,307.03
     For the Current Collection Period                                                                     2.37%
     For the preceding Collection Period                                                                   1.30%
     For the second preceding Collection Period                                                            0.88%
     Average Net Credit Loss Ratio                                                                         1.52%

DELINQUENCY ANALYSIS
     Number of Loans
     30 to 59 days past due                                                                                  277
     60 to 89 days past due                                                                                   78
     90 or more days past due                                                                                145
     Total                                                                                                   500

     Principal Balance
     30 to 59 days past due                                                                         2,880,433,87
     60 to 89 days past due                                                                           633,036.78
     90 or more days past due                                                                       1,635,116.88
     Total                                                                                          5,148,587.53

     Delinquency Ratio
     For the current Collection Period                                                                     3.97%
     For the preceding Collection Period                                                                   3.72%
     For the second preceding Collection Period                                                            3.67%
     Average Delinquency Ratio                                                                             3.79%



REPOSSESSION ANALYSIS
     Current Balance of Contracts where Repossession Occurred in the                                  356,202.20
     Number of Contracts where Repossession Occurred in the Current Month                                     30


WEIGHTED AVERAGE COMPUTATIONS
     Weighted Average Coupon                                                                              10.58%
     Weighted Average Original Term (months)                                                              123.00
     Weighted Average Remaining Term (months)                                                              90.10



CASH SETTLEMENT FOR THE TRUSTEE
     Total Deposit to the Collection Account                                                        3,557,979.83
     Servicing Fee                                                                                     82,725.33
     Interest allocable to the Seller's Certificate                                                         0.30
     Principal amount allocable to the Seller's Certificate                                                 1.25
     Wire Funds to the Surety Bond Provider                                                            13,236.05
     Net Deposit to the Certificate Account - Excluding Amounts Due to                              3,462,016.89
     Wire Funds to the Certificateholders - Interest                                                  645,257.28
     Wire Funds to the Certificateholders - Principal                                               2,649,549.19
     Deposit Funds into the Reserve Account                                                                   --
     Wire Funds to NationsCredit                                                                      167,210.42


                                  Approved by: /s/ LAWRENCE ANGELILLI
                                               -------------------------------
                                                   Lawrence Angelilli
                                                   Vice President & Treasurer